EXHIBIT 99.2
ALLIED WASTE INDUSTRIES, INC.
SUMMARY DATA SHEET
STATEMENT OF OPERATIONS DATA
(amounts in millions, except percentages and tons data)
(unaudited)

	For the Three Months Ended March 31,
	2007	2006
Revenue —
Gross revenue	$1,763.4	$1,731.7
Less intercompany revenue	(306.7)	(308.9)

Net Revenue	$1,456.7	$1,422.8

Revenue Mix (based on net revenue) —
Collection —
Residential	$295.5	$295.5
Commercial	372.4	356.2
Roll-off	308.8	314.0
Recycling	49.5	43.8

Total Collection	1,026.2	1,009.5
Disposal —
Landfill (net of $178.4 and $181.1 of intercompany)	191.9	198.4
Transfer (net of $94.8 and $98.2 of intercompany)	100.6	96.5

Total Disposal	292.5	294.9
Recycling – Commodity	59.7	48.9
Other	78.3	69.5

Total	$1,456.7	$1,422.8

Internalization Based on Disposal Volumes	74%	73%

Landfill Volumes in Thousands of Tons	17,453	18,624

Year over Year Internal Growth (excluding commodity) —
Average per unit price change	5.9%	5.6%
Volume change	(2.8)%	2.1%

Total	3.1%	7.7%

Year over Year Internal Growth (including commodity)	3.4%	7.1%

ALLIED WASTE INDUSTRIES, INC.
SUMMARY DATA SHEET
STATEMENT OF OPERATIONS DATA
(amounts in millions, except percentages)
(unaudited)
The following tables provide the components of our operating costs and as a percentage of revenues:

	Three Months Ended March 31,
	2007		2006
Labor and related benefits	$269.3	18.5%	$279.2	19.6%
Transfer and disposal costs	104.6	7.2	111.9	7.9
Maintenance and repairs	121.8	8.4	125.8	8.8
Transportation and subcontractor costs	125.9	8.6	119.3	8.4
Fuel	67.3	4.6	64.4	4.5
Disposal and franchise fees and taxes	86.0	5.9	89.5	6.3
Landfill operating costs	40.4	2.8	38.0	2.7
Risk management	43.9	3.0	41.4	2.9
Costs of goods sold	16.1	1.1	9.5	0.7
Other	55.7	3.8	52.3	3.7

Total operating expenses	$931.0	63.9%	$931.3	65.5%

The following tables provide the components of our selling, general and administrative costs and as a percentage of revenues:

	Three Months Ended March 31,
	2007		2006
Salaries	$96.5	6.6%	$86.2	6.1%
Rent and office costs	10.7	0.7	10.5	0.7
Professional fees	16.4	1.1	14.6	1.0
Provision for doubtful accounts	5.7	0.4	4.7	0.3
Other	32.7	2.3	28.5	2.1

Total selling, general and administrative expenses	$162.0	11.1%	$144.5	10.2%

ALLIED WASTE INDUSTRIES, INC.
SUMMARY DATA SHEET
BALANCE SHEET
(amounts in millions, except per share data)
(unaudited)

	March 31,	December 31,
	2007	2006
ASSETS
Current assets —
Cash and cash equivalents	$49.8	$94.1
Accounts receivable, net of allowance of $19.7 and $18.6	700.0	692.8
Prepaid and other current assets	84.5	88.3
Deferred income taxes	42.9	172.5

Total current assets	877.2	1,047.7
Property and equipment, net	4,503.7	4,341.8
Goodwill	8,093.8	8,126.0
Other assets, net	301.7	295.5

Total assets	$13,776.4	$13,811.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities —
Current portion of long-term debt	$406.1	$236.6
Accounts payable	425.7	498.5
Current portion of accrued capping, closure, post-closure and environmental costs	89.8	95.8
Accrued interest	95.2	106.9
Other accrued liabilities	467.9	363.9
Unearned revenue	234.9	231.0

Total current liabilities	1,719.6	1,532.7
Long-term debt, less current portion	6,600.0	6,674.0
Deferred income taxes	173.9	357.3
Accrued capping, closure, post-closure and environmental costs, less current portion	793.1	769.5
Other long-term obligations	848.6	878.6
Stockholders’ equity —
Series D senior mandatory convertible preferred stock, $0.10 par value, 2.8 million shares authorized, 2.4 million shares issued and outstanding, liquidation preference of $250.00 per share, net of $19.2 million of issuance costs	580.8	580.8
Common stock	3.7	3.7
Additional paid-in capital	2,813.8	2,802.0
Accumulated other comprehensive loss	(57.4)	(57.4)
Retained earnings	300.3	269.8

Total stockholders’ equity	3,641.2	3,598.9

Total liabilities and stockholders’ equity	$13,776.4	$13,811.0

Days sales outstanding	42 days	43 days

ALLIED WASTE INDUSTRIES, INC.
SUMMARY DATA SHEET
STATEMENT OF CASH FLOWS
(amounts in millions)
(unaudited)

	For the Three	For the Three
	Months Ended	Months Ended
	March 31, 2007	March 31, 2006
Operating activities —
Net income	$39.9	$41.2
Discontinued operations, net of tax	(5.5)	(1.3)
Adjustments to reconcile net income to cash provided by operating activities from continuing operations —
Provisions for:
Depreciation and amortization	129.7	140.8
Stock-based compensation expense	3.1	3.4
Doubtful accounts	5.7	4.7
Accretion of debt and amortization of debt issuance costs	5.4	5.5
Deferred income tax expense	20.5	28.9
Gain on sale of fixed assets	(2.0)	(0.9)
Gain from divestitures and asset impairments	(0.9)	—
Write-off of deferred debt issuance costs	4.6	—
Other non-cash items	(1.8)	(2.4)
Change in operating assets and liabilities, excluding the effects of acquisitions —
Accounts receivable, prepaid expenses, inventories and other assets	(6.9)	4.0
Accounts payable, accrued liabilities, unearned income and other	(82.5)	(58.8)
Capping, closure and post-closure accretion	14.0	12.8
Capping, closure, post-closure and environmental expenditures	(9.8)	(10.3)

Cash provided by operating activities from continuing operations	113.5	167.6

Investing activities —
Cost of acquisitions, net of cash acquired	(53.7)	(10.6)
Proceeds from divestitures, net of cash divested	70.5	12.1
Proceeds from sale of fixed assets	3.8	3.9
Capital expenditures, excluding acquisitions	(223.8)	(195.7)
Capitalized interest	(4.5)	(4.1)
Change in deferred acquisition costs, notes receivable and other	(0.5)	0.9

Cash used for investing activities from continuing operations	(208.2)	(193.5)

Financing activities —
Proceeds from long-term debt, net of issuance costs	941.1	348.9
Payments of long-term debt	(866.8)	(255.0)
Payments of preferred stock dividends	(9.4)	(14.7)
Net change in disbursement account	(26.2)	(70.1)
Net proceeds from sale of common stock, exercise of stock options and other	8.6	0.9

Cash provided by financing activities from continuing operations	47.3	10.0

Cash provided by discontinued operations	3.1	3.5

Decrease in cash and cash equivalents	(44.3)	(12.4)
Cash and cash equivalents, beginning of period	94.1	56.1

Cash and cash equivalents, end of period	$49.8	$43.7

ALLIED WASTE INDUSTRIES, INC.
SUMMARY DATA SHEET
FREE CASH FLOWS DATA
(amounts in millions)
(unaudited)

	For the Three Months
	Ended March 31,
	2007	2006
Free Cash Flow:
Cash provided by operating activities	$113.5	$167.6
Add: Premium on debt repurchases	45.4	—
Change in disbursement account	(26.2)	(70.1)
Proceeds from sale of fixed assets	3.8	3.9
Less: Capital expenditures, excluding acquisitions	(223.8)	(195.7)

Free cash flow	(87.3)	(94.3)

Market development and other investing activities, net	16.3	2.4
Cash provided by discontinued operations	3.1	3.5
Capitalized interest	(4.5)	(4.1)
Debt issuance costs	(19.6)	—
Payments of preferred stock dividends	(9.4)	(14.7)
Premium on debt repurchases	(45.4)	—
Accretion and other	7.0	(0.6)
Change in cash	44.3	12.4

Increase in debt	$(95.5)	$(95.4)

Debt balance at beginning of period	$6,910.6	$7,091.7
Increase in debt	95.5	95.4

Debt balance at end of period	$7,006.1	$7,187.1

DILUTED EARNINGS PER SHARE COMPUTATION
(amounts in millions, except per share data)
(unaudited)

	For the Three Months
	Ended March 31,
	2007	2006
Diluted earnings per share computation:
Income from continuing operations	$34.4	$39.9
Less: Dividends on preferred stock	(9.4)	(14.7)

Income from continuing operations available to common shareholders	$25.0	$25.2

Weighted average common shares outstanding	367.7	330.1
Dilutive effect of stock, stock options and contingently issuable shares	2.7	3.4

Weighted average common and common equivalent shares outstanding	370.4	333.5

Diluted earnings per share from continuing operations	$0.07	$0.08